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                     [LETTERHEAD OF HOWARD, DARBY & LEVIN]





                                                                    May 20, 1998


Eagle-Picher Industries, Inc.
Suite 500
250 East Fifth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement (No. 333-49957) on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission, of (a) $220,000,000 aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2008 (the "New Notes") of Eagle-Picher Industries, Inc., an Ohio corporation (the "Company"), and (b) Guarantees of the New Notes (together with the New Notes, the "Securities") by Eagle-Picher Holdings, Inc., a Delaware corporation ("Parent"), and Daisy Parts, Inc., a Michigan corporation, Eagle-Picher Development Company, Inc., a Delaware corporation, Eagle-Picher Far East, Inc., a Delaware corporation, Eagle-Picher Fluid Systems, Inc., a Michigan corporation, Eagle-Picher Minerals, Inc., a Nevada corporation, Eagle-Picher Technologies, LLC, a Delaware limited liability company, Hillsdale Tool & Manufacturing Co., a Michigan corporation and Michigan Automotive Research Corporation, a Michigan corporation (collectively, the "Subsidiary Guarantors"), we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     We have assumed that each of the Company and the Subsidiary Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and that it has or had all requisite power and authority to execute, deliver and perform the Indenture, dated as of February 24, 1998, as supplemented by the First Supplemental Indenture, dated as of February 24, 1998, among the Company, Parent, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Indenture"), and to issue the Securities and that each of the Company and the Subsidiary Guarantors has duly authorized, executed and delivered the Indenture and the Company has duly authorized, executed and delivered the Securities.

     Upon the basis of such examination and subject to the foregoing assumptions, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued in exchange for the 9 3/8% Senior Subordinated Notes due 2008 previously issued by the Company and the guarantees thereof of Parent and the Subsidiary Guarantors in accordance with the exchange offer contemplated by the Registration Statement, and assuming compliance with the Act, the Securities will constitute the valid and binding obligations of the Company, Parent and the Subsidiary Guarantors, as the case may be, enforceable against each such party in accordance with their terms, subject to bankruptcy,


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Eagle-Picher Industries, Inc.                                                -2-

insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general equity principles, and to the qualification that we express no opinion with respect to the waivers contained in Section 4.04 of the Indenture.

     We are members of the bar of the State of New York. We do not purport to be experts in, and we do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                               Very truly yours,

                                               /s/ Howard, Darby & Levin



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